Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CARMIKE CINEMAS, INC.

Carmike Cinemas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

1. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment (the “Amendment”) of the Amended and Restated Certificate of Incorporation of the Corporation, declaring the Amendment to be advisable and referring the Amendment to the stockholders of the Corporation for consideration thereof and approval and adoption at the Corporation’s annual meeting of stockholders. The resolution setting forth the Amendment is as follows:

FURTHER RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following (the “Charter Amendment”):

“FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is 36,000,000, consisting of (i) 35,000,000 shares of Common Stock, par value $.03 per share (the “Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”

2. That thereafter, pursuant to a resolution of the Board of Directors calling for the Amendment to be submitted for approval by the stockholders of the Corporation, the Amendment was approved and adopted by the stockholders at the annual meeting of stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The undersigned officer of the Corporation hereby acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 19th day of May, 2010.

CARMIKE CINEMAS, INC.

By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary